UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2011

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 14, 2011, The First Marblehead Corporation (the “Corporation”) entered into (i) a purchase and assignment agreement (the “Purchase Agreement”) with First Marblehead Education Resources, Inc., a wholly owned subsidiary of the Corporation (“FMER”), and VCG Special Opportunities Master Fund Limited, a Jersey Islands limited company (“Assignee”), and (ii) an inducement agreement (the “Inducement Agreement”) with FMER, VCG Owners Trust, a Delaware statutory trust (“Owner”), and VCG Securities LLC, a Florida limited liability company (together with Owner, the “VCG Parties”).

Purchase Agreement

Pursuant to the Purchase Agreement, (i) the Corporation and FMER sold to Assignee all of their respective right, title and interest in and to the Asset Services Agreement, dated as of March 31, 2009 (the “Asset Services Agreement”) among the Corporation, FMER and the VCG Parties and (ii) the Corporation sold to Assignee all of its right, title and interest in and to those certain structuring advisory agreements between the Corporation and those trusts set forth on Schedule A thereto (the “Structuring Advisory Agreements”) for an aggregate purchase price of $13 million in cash.

Each of the Corporation and FMER, on the one hand, and the Assignee, on the other, have agreed to indemnify each other for any breach of their respective representations, warranties and covenants, provided that a claim for indemnification is made prior to December 31, 2012 (the “Survival Period”). The parties’ respective representations, warranties and covenants generally survive through the end of the Survival Period.

The forgoing summary of terms of the Purchase Agreement is subject to, and qualified in its entirety by, the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Inducement Agreement

Pursuant to the Inducement Agreement, the VCG Parties (i) have confirmed their acceptance of the sale and assignment by the Corporation and FMER, as applicable, of the Asset Services Agreement and the Structuring Advisory Agreements and the assumption of the duties, obligations and liabilities of the Corporation and FMER by the Assignee and (ii) provided certain covenants regarding (x) the termination of that certain Data Sharing and License Agreement dated as of March 31, 2009 by and between the Corporation and Owner and (y) the removal of First Marblehead Data Services, Inc. as administrator of certain securitization trusts (the “VCG Parties’ Covenants”).

Each of the Corporation and FMER, on the one hand, and each of the VCG Parties, on the other, have agreed to indemnify each other for any breach of their respective representations, warranties and covenants. The VCG Parties’ Covenants survive in perpetuity.

The forgoing summary of terms of the Inducement Agreement is subject to, and qualified in its entirety by, the Inducement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.01.

Item 8.01.	Other Events

On November 14, 2011, the Corporation issued a press release announcing the Purchase Agreement, the Inducement Agreement and transactions in connection therewith. The full text of the press release issued in connection with the announcement is furnished with this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro forma financial information

If required by Item 9.01(b) of Form 8-K, pro forma financial statements will be filed by amendment on or before January 24, 2012.

(d)	Exhibits

99.1	Purchase and Assignment Agreement dated November 14, 2011 by and among the Corporation, FMER and Assignee

99.2	Inducement Agreement dated November 14, 2011 by and among the Corporation, FMER and the VCG Parties

99.3	Press Release issued by the Corporation on November 14, 2011, entitled “First Marblehead Announces Sale of Variable Interests in NCSLT Trusts for $13 Million in Cash, Deconsolidates Trusts and Books $1.2 Billion Non-Cash Gain”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 14, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Purchase and Assignment Agreement dated November 14, 2011 by and among the Corporation, FMER and Assignee

99.2	Inducement Agreement dated November 14, 2011 by and among the Corporation, FMER and the VCG Parties

99.3	Press Release issued by the Corporation on November 14, 2011, entitled “First Marblehead Announces Sale of Variable Interests in NCSLT Trusts for $13 Million in Cash, Deconsolidates Trusts and Books $1.2 Billion Non-Cash Gain”